A. M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

—————AT THE COMPANY—————	—————AT ASHTON PARTNERS————
Scott F. Stephens	Analyst Contacts:
Vice President-Finance & CFO	Katie Pyra
(847) 349-2577	(312) 553-6717
Email: sstephens@amcastle.com	Email: katie.pyra@fd.com

Traded: NYSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE
TUESDAY, NOVEMBER 1, 2011
A. M. CASTLE & CO. REPORTS 2011 THIRD QUARTER RESULTS

OAK BROOK, IL, November 1st – A. M. Castle & Co. (NYSE: CAS), a global distributor of specialty metal and plastic products, value-added services and supply chain solutions, today reported financial results for the third quarter ended September 30, 2011.

Consolidated net sales were $294.9 million for the three-months ended September 30, 2011, compared to $244.9 million in the third quarter of 2010. Net income for the quarter was $3.8 million, or $0.16 per diluted share, as compared to $0.1 million, or $0.00 per diluted share, in the prior year quarter.

For the third quarter of 2011, sales in the Company’s Metals segment were $264.4 million, which is $46.4 million or 21.3% higher than last year.  Metals segment tons sold per day for the third quarter of 2011 were up 20.3% from the third quarter of 2010 and 3.5% sequentially higher than the second quarter of 2011.  Cost of materials for the third quarter of 2011 include a $1.6 million charge for unrealized losses associated with the mark-to-market adjustment for commodity hedges.

In the Plastics segment, third quarter 2011 sales of $30.5 million were $3.6 million or 13.4% higher than the prior year, reflecting improved demand across virtually all end-use markets, most notably in the automotive.

Consolidated net sales were $850.2 million for the nine-months ended September 30, 2011, an increase of 20.1% compared to $708.1 million for the nine-months ended September 30, 2010. Net income for the first three quarters of 2011 was $10.2 million, or $0.44 per diluted share, as compared to a net loss of $4.1 million, or $0.18 per diluted share, for the same period last year.

“We saw continued momentum across our businesses, which drove sales gains and earnings growth this quarter, reflecting the continued improvement in demand within many of our key end-use markets including oil and gas, mining and heavy equipment, general industrial markets and automotive.  Average tons sold per day for the third quarter continued to increase over levels experienced in the first and second quarters of 2011,” stated Michael Goldberg, President and CEO of A. M. Castle.

“We continued to work on improving our operating and working capital efficiency.  We will remain mindful of the potential volatility in the economic environment and continue to manage costs within our business,” Goldberg continued.

The Company’s debt-to-capital ratio was 24.2% as of September 2011, compared to 18.1% at year-end 2010.  Total debt increased $34.8 million to $103.9 million at September 2011, compared to $69.1 million at year-end 2010.  Interest expense during the third quarter of 2011 was $1.2 million, or $0.2 million lower than the prior year period.

“We expect underlying demand to remain steady during the fourth quarter of this year.  Our focus on capturing market share while also managing our cost structure, coupled with improving growth in our key end-markets, positions us well for the balance of 2011 and next year,” Goldberg concluded.

Webcast Information
Management will hold a conference call at 11:00 a.m. ET today to review the Company's results for the three month period ended September 2011 and to discuss business conditions and outlook. The call can be accessed via the Internet live or as a replay. Those who would like to listen to the call may access the webcast through http://www.amcastle.com.

An archived version of the conference call webcast will be accessible for replay on the above website until the next earnings conference call. A replay of the conference call will also be available for seven days by calling 303-590-3030 (international) or 800-406-7325 and citing code 4481344.

About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and plastic products and supply chain services, principally serving the producer durable equipment, oil and gas, commercial aircraft, heavy equipment, industrial goods, construction equipment, retail, marine and automotive sectors of the global economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. Within its metals business, it specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Through its wholly-owned subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics. Together, Castle and its affiliated companies operate out of approximately 60 locations throughout North America, Europe and Asia.  Its common stock is traded on the New York Stock Exchange under the ticker symbol "CAS".

Regulation G Disclosure
This release and the financial statements included in this release include non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.  However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in the attached financial statements, provides meaningful information and therefore we use it to supplement our GAAP guidance. Management often uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to provide an additional measure of performance.

The Company believes that the use and presentation of EBITDA, which is defined by the Company as income before provision for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides the investors, analysts and other interested parties with additional information in analyzing the Company’s operating results.

Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions.  Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.   All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)	For the Three Months Ended		For the Nine Months Ended
Unaudited	September 30,		September 30,
	2011	2010	2011	2010

Net sales	$294,860	$244,938	$850,216	$708,066

Costs and expenses:
Cost of materials (exclusive of depreciation and amortization)	221,690	181,911	631,588	529,469
Warehouse, processing and delivery expense	35,076	30,923	102,092	90,003
Sales, general, and administrative expense	30,060	27,276	92,045	80,026
Depreciation and amortization expense	4,861	4,993	14,919	15,494
Operating income (loss)	3,173	(165)	9,572	(6,926)
Interest expense, net	(1,221)	(1,379)	(3,327)	(3,924)

Income (loss) before income taxes and equity in earnings of joint venture	1,952	(1,544)	6,245	(10,850)

Income taxes (including income taxes on earnings of joint venture)	(1,266)	(43)	(5,000)	2,735

Income (loss) before equity in earnings of joint venture	686	(1,587)	1,245	(8,115)

Equity in earnings of joint venture	3,117	1,659	8,958	3,973
Net income (loss)	$3,803	$72	$10,203	$(4,142)

Basic income (loss) per share	$0.17	$-	$0.45	$(0.18)
Diluted income (loss) per share	$0.16	$-	$0.44	$(0.18)

EBITDA *	$11,151	$6,487	$33,449	$12,541

*Earnings before interest, taxes, and depreciation and amortization

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Reconciliation of EBITDA to net income:
Net income (loss)	$3,803	$72	$10,203	$(4,142)
Depreciation and amortization expense	4,861	4,993	14,919	15,494
Interest expense, net	1,221	1,379	3,327	3,924
Income taxes (including income taxes on earnings of joint venture)	1,266	43	5,000	(2,735)
EBITDA	$11,151	$6,487	$33,449	$12,541

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value data)	As of
Unaudited	September 30,	December 31,
	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$25,901	$36,716
Accounts receivable, less allowances of $3,145 and $3,848	168,261	128,365
Inventories, principally on last-in, first-out basis (replacement cost	188,417	130,917
higher by $133,913 and $122,340)
Prepaid expenses and other current assets	8,931	6,832
Income tax receivable	2,089	8,192
Total current assets	393,599	311,022
Investment in joint venture	34,563	27,879
Goodwill	50,077	50,110
Intangible assets	36,467	41,427
Prepaid pension cost	20,357	18,580
Other assets	3,526	3,619
Property, plant and equipment
Land	5,193	5,195
Building	52,218	52,277
Machinery and equipment	165,966	182,178
Property, plant and equipment, at cost	223,377	239,650
Less - accumulated depreciation	(148,542)	(162,935)
Property, plant and equipment, net	74,835	76,715
Total assets	$613,424	$529,352

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$112,423	$71,764
Accrued liabilities	28,530	31,320
Income taxes payable	3,637	2,357
Deferred income taxes	2,715	2,461
Current portion of long-term debt	7,871	8,012
Short-term debt	33,400	-
Total current liabilities	188,576	115,914
Long-term debt, less current portion	62,583	61,127
Deferred income taxes	24,344	26,754
Other non-current liabilities	3,778	3,390
Pension and post retirement benefit obligations	9,044	8,708
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value - 10,000 shares authorized; no shares
issued and outstanding at September 30, 2011 and December 31, 2010	-	-
Common stock, $0.01 par value - 30,000 shares authorized;
23,159 shares issued and 23,035 outstanding at September 30, 2011 and 23,149 shares
issued and 22,986 outstanding at December 31, 2010	232	231
Additional paid-in capital	183,293	180,519
Retained earnings	160,950	150,747
Accumulated other comprehensive loss	(17,803)	(15,812)
Treasury stock, at cost - 124 shares at September 30, 2011 and 163 shares at
December 31, 2010	(1,573)	(2,226)
Total stockholders' equity	325,099	313,459
Total liabilities and stockholders' equity	$613,424	$529,352